SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 4, 2002

AIRSPAN NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031 (Commission file number)	75-2743995 (I.R.S. Employer Identification No.)

777 Yamato Road, Suite 105, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

Acquisition of Marconi WipLL

As of September 30, 2002, Airspan Communications Limited (the “Purchaser”), a wholly owned subsidiary of the Registrant (“Airspan”), entered into a stock purchase agreement (the “Purchase Agreement”) with Marconi Corporation plc (the “Seller”) to purchase all of the outstanding shares of capital stock of Marconi Communications (Israel) Ltd. (“Marconi WipLL”). The closing of the Purchase Agreement was subject to a number of conditions, all of which were fulfilled on or by October 4, 2002. The name of Marconi WipLL is being changed to Airspan Networks (Israel) Limited (“Airspan Israel”).

Airspan Israel will operate the Seller’s broadband wireless access equipment manufacturing, sales and service business that is commonly known as the Wireless Internet Protocol Local Loop (“WipLL”) business. The products and services to be marketed by Airspan Israel enable operators in licensed and unlicensed wireless bands to offer high speed, low cost, wireless broadband connections for data and voice over IP.

Subject to the terms and conditions of the Purchase Agreement, the Purchaser has acquired all of the issued and outstanding capital stock of Marconi WipLL in exchange for $3 million of cash. Airspan has provided the Seller and one of its affiliates with a guarantee of the Purchaser’s obligations under the Purchase Agreement and under an equipment sales and servicing agreement with SpeedNet (discussed below), respectively.

WipLL System & Products

WipLL is a fixed wireless access system that connects residential and business customers to a communications service provider’s or Internet service provider’s network. The end user experiences a transparent connection between the WipLL equipment and the network, and receives performance and features equivalent to a high quality wireline access service. By using WipLL, the service provider acquires an “all-in-one” broadband access solution, supporting data, Voice over IP (“VoIP”) and multimedia applications over a single integrated platform. WipLL can be used to deliver broadband services to residential subscribers, including telecommuters, micro businesses and small businesses.

Airspan believes WipLL could expand Airspan’s market reach in four ways:

•	WipLL provides Airspan with a low cost Internet and VoIP data access product for Airspan’s traditional customer base—operators with 3.5 GHz licensed spectrum;

•
WipLL provides Airspan with an additional potential customer base—operators like Speednet that have an existing backbone network, and who want to extend the reach of that network to provide economical high speed internet access;

•	WipLL gives Airspan access to the rural, unlicensed ISPs in the United States who provide access to an estimated 75 million people not currently serviced by cable or traditional DSL; and

•	WipLL enables Airspan to offer low cost, high-speed connectivity solutions to geographically remote enterprises.

A WipLL network consists of the following equipment and products:

•
Base station equipment:    The base station is the connection point between the WipLL network and the Internet or public switched telephone network (“PSTN”). The Base Station equipment connects to the service provider’s network via a Wide Area Network (“WAN”) router, switch or backhauling solution, over a Fast Ethernet connection. The Base Station is also wirelessly linked to multiple subscribers.

•	Subscriber equipment: The subscriber equipment is located at the subscriber’s premises and is wirelessly linked to the Base Station.

•	WipManage—WipManage is a network management system that performs and simplifies tasks such as configuration and provisioning of subscribers, performance monitoring and alarm management.

Below is a diagram of a WipLL system that details the relationship between subscriber equipment, base station equipment and a communication service provider’s or Internet service provider’s network.

Base Station Equipment

Each Base Station includes several Base Station Radios (“BSR”) and Base Station Distribution Units (“BSDUs”) and, may include a Base Station Power System (“BSPS”). A Global Positioning Satellite (“GPS”) unit is also an option in European, African, Asian and Latin American countries.

Base Station Radio (“BSR”)

BSRs are outdoor units which are capable of servicing up to 60 degrees of coverage. In a typical base station there are six BSRs to provide 360 degrees of coverage. Each BSR provides up to 3.2 Mbps of usable bandwidth to the customers in its sector and each base station can accommodate up to 24 BSRs, subject to radio spectrum availability. At maximum capacity, a base station can provide connectivity to approximately 3,024 subscribers.

Base Station Distribution Units (“BSDU”)

Each BSDU aggregates the transmissions from up to six BSRs and relays the aggregated information to a PSTN or Internet Network over a 100BaseT fast Ethernet interface. Simultaneously, each BSDU also receives transmissions from a PSTN or Internet Network and selectively relays them to the appropriate BSRs. BSDUs also provide synchronization between the BSRs in the same Base Station site using Global Positioning Satellite (GPS) technology. This feature enables all Base Station Sites equipped with this technology to be synchronized with each other. The synchronization feature helps increase the system capacity by coordinating the frequency hopping sequences between the BSRs thus reducing interferences.

Subscriber Premises Equipment

For subscribers requiring only high-speed data connectivity, the subscriber equipment consists primarily of an outdoor Subscriber Premises Radio (“SPR”) which has a data connection with an indoor Subscriber Data Adaptor (“SDA”). SDAs are Ethernet HUBs that provide up to 10 Base T Ethernet connections to host computers or a network located on a subscriber’s premises. For subscribers also requiring telephony connectivity for telephones, facsimile machines or modems, the subscriber equipment also consists of a Residential Access Gateway (“RAG”). For subscribers who have a Base Station located near their premises, an Indoor Data Radio (“IDR”) may be used in place of an SPR and SDA.

WipManage

WipManage is the primary WipLL network management tool that enables a service provider to configure its WipLL network, isolate faults as and when they occur, monitor the performance of the network, and upgrade the software of every WipLL unit remotely . Running as a standalone program on Windows NT or Windows 2000 platforms, WipManage can access and manage each component or piece of equipment in a WipLL system remotely.

WipLL Customers

Marconi WipLL was organized in August 1999 and immediately commenced the marketing of WipLL products. Marconi WipLL generally supplied WipLL equipment to affiliates of the Seller, who entered into supply and service contracts for that equipment with their customers. Those contracts were typically on terms and conditions comparable to the terms and conditions Airspan currently extends to its customers.

Airspan believes that as of the closing date of the Purchase Agreement, Marconi WipLL had shipped more than 15,000 subscriber terminals and more than 1,600 base station radios of WipLL equipment to 18 telecommunications operators and Internet Service Providers (“ISPs”) in 12 countries. Those operators and ISPs are using WipLL to provide their subscribers with Internet access and other broadband services. One such operator is SpeedNet Inc. of Japan, an ISP that is believed to have approximately 12,000 subscribers who are receiving services on WipLL equipment purchased from an affiliate (the “Affiliate”) of the Seller under an equipment supply and service contract signed on July 5, 2001 (the “Speednet Contract”). Airspan Israel expects to continue to have the right and obligation indirectly to supply equipment and services to SpeedNet by virtue of an agreement with the Affiliate that mirrors the Speednet Contract.

Airspan believes that Marconi WipLL generated revenues of approximately $2.8 million in the quarter ended September 30, 2002. Sales to the Affiliate for the purpose of satisfying the Speednet Contract accounted for approximately 90% and 52% of Marconi WipLL’s revenue for the six month period ended September 30, 2002 and the year ended March 31, 2002, respectively.

Sales, Marketing and Customer Service

Prior to the close of the Purchase Agreement, affiliates of the Seller marketed and sold products and services supplied by Marconi WipLL primarily in Australia, Indonesia, Japan, New Zealand, Norway, Mexico and the U.K. through their sales forces. Airspan intends in most cases to use its existing sales force to sell WipLL directly to telecom operators and ISPs worldwide, using its existing marketing strategies and techniques. Airspan will also open a new marketing and service office in Japan to support SpeedNet. Where it is advantageous, Airspan, intends to also use the services of the Seller’s affiliates for future sales.

Airspan Israel has 3 employees dedicated to sales, marketing and customer service, who are expected to be integrated with Airspan’s existing staff of over 75 sales, marketing and customer service representatives.

Manufacturing

Airspan Israel intends to continue Marconi WipLL’s practice of outsourcing the manufacture of WipLL products to a contract manufacturer based in Yoknaam, Israel. Airspan Israel has assumed Marconi WipLL’s agreement with the manufacturer pursuant to which the manufacturer will produce and test a number of different products as orders are submitted for WipLL product from time to time. Airspan Israel is required to provide the manufacturer with raw materials and the use of certain manufacturing equipment under the agreement. Airspan Israel is not required to order any minimum volume of products. The manufacturing agreement has an unlimited term but may be terminated by Airspan Israel or the manufacturer upon two months or six months notice, respectively. If the contract manufacturer is for any reason unable to continue with manufacture and testing of products for Airspan, Airspan may have difficulty in finding an acceptable, replacement manufacturer in Israel.

Suppliers

Airspan Israel relies upon a variety of vendors to provide it with the various components necessary to manufacture its equipment. Except as set forth below, Airspan Israel believes all of the components would, with approximately four months notice, be readily available from a variety of vendors. WipLL has two key components which are each sourced from a single supplier. If for any reason the suppliers of these components ceased to supply them Airspan’s ability to manufacture and supply the WipLL product could be adversely affected, and it could take Airspan up to twelve months to replace the source of supply.

Competition

Airspan believes that Airspan Israel faces many of the same competitive forces and risks that Airspan’s existing business contends with. Airspan Israel also has some unique and/or product specific competitive considerations.

In the particular frequencies where Airspan Israel sells combined voice and data solutions, Airspan Israel believes it competes most directly with Alvarion as well as with a number of smaller start-up companies. Airspan Israel also competes indirectly with a number of large telecommunication equipment suppliers such as Alcatel, Nera and Nortel.

Technology

WipLL uses a Spread Spectrum Frequency Hopping Code Division Multiple Access (“FH-CDMA”) air interface that works both in the unlicensed 2.4GHz band and in the licensed 3.5GHz band. The FH-CDMA is a field-proven radio technology that is particularly robust in high-interference environments.

WipLL supports Time Division Duplex (“TDD”) operation in the unlicensed band and both Frequency Division Duplex (“FDD”) and TDD modes of operation in the licensed band. This capability gives the operators around the world the flexibility to apply for licenses in both of these modes of operation, as and when they become available.

WipLL utilizes a proprietary Pre-emptive Polling Multiple Access (“PPMA”) air protocol that affords the operators a number of key advantages when compared to similar systems provided by WipLL’s competitors. PPMA protocol has been specifically designed for fixed wireless access applications, and it enables the operators to deliver services to a higher number of subscribers, thus allowing those operators to generate more revenues per base station deployed. PPMA also provides a high degree of communication security among users.

WipLL also provides various mechanisms for bandwidth management, including Bandwidth On Demand, Maximum Information Rate, Committed Information Rate and balanced mode where bandwidth is split evenly between subscribers. These are important features for the service providers because they enable them to offer differentiated services to their subscribers and to apply differential billing based on the amount of bandwidth consumed.

Research & Development

During the years ended March 31, 2002 and 2001 Marconi WipLL spent approximately $6.5 million and $6.8 million, respectively, on research and development of products. Airspan Israel will continue to operate Marconi WipLL’s 30,000 square foot research and development facility in Lod, Israel. Airspan Israel has approximately 26 employees dedicated to research and development in Israel.

Intellectual Property & Patents

Marconi WipLL is believed to have developed the WipLL system. After the close of the Purchase Agreement, Airspan Israel will not license the WipLL technology from anyone or pay royalties to any other entity for use of the system, other than small payments for rights to incorporate third-party software in the final WipLL. As of September 30, 2002, Airspan Israel held two trademarks in Israel, one patent in Israel and the U.S.A., and three patent applications in multiple countries.

Risk Factors

Airspan believes that the Airspan Israel business faces many of the same risk factors that have confronted Airspan. Please see the “Risk Factor” section of Airspan’s Form 10-K, which is incorporated herein by reference. As a result of the acquisition of Airspan Israel, the following risk factors should also be considered:

Airspan has limited experience acquiring other companies and, despite its due diligence efforts, may not know all the material risks associated with Airspan Israel’s business. Airspan expects to expend considerable time and resources to integrate the WipLL business with Airspan’s existing business. If Airspan later discovers that the WipLL products and services do not perform as anticipated, that existing WipLL customers are dissatisfied with WipLL products, or that Airspan Israel’s right or ability to manufacture, market, or service WipLL products is less than anticipated, Airspan could be negatively affected. Airspan may have limited recourse against the Seller.

Airspan Israel intends to conduct the following activities, among others, related to the WipLL product in Israel: research and development, design, raw material procurement, and manufacture through a manufacturing sub contractor based in Israel. Airspan Israel’s operations could be negatively affected by the political and military tensions in Israel. Israel has been involved in a number of armed conflicts with its neighbors since 1948 and a state of hostility, varying in degree and intensity, has led to security and economic problems in Israel. Since

September 2000, a continuous armed conflict with the Palestinian authority has been taking place. While these conflicts have had no material adverse effect on Airspan Israel’s operations in the past, conditions in Israel could in future disrupt Airspan Israel’s development, manufacture or distribution of WipLL products.

About Airspan Networks

Airspan Networks provides wireless DSL systems and solutions to both licensed and unlicensed operators around the world in frequency bands between 900 MHz to 4 GHz, including both PCS and MMDS. The company has deployments with more than 90 operators in more than 50 countries. Airspan’s systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. Airspan’s systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan’s main operations are based in Uxbridge, United Kingdom with a WipLL product research and development facility in Lod, Israel, employing approximately 60 people. More information on Airspan can be found at http://www.airspan.com

On October 1, 2002, Airspan issued a press release, which is attached to this report as Exhibit 99.1 and incorporated herein by reference, announcing the acquisition of Marconi WipLL.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

(b)  Pro Forma Financial Information

Pursuant to Item 7(a) and 7(b), Airspan is required to file certain financial statements with respect to the purchase of Marconi WipLL and certain pro forma financial information. As of the date hereof, it is impractical to provide such financial statements, including the notes thereto, as well as the required pro forma financial information. Airspan expects to file all such required financial statements and pro forma financial information as soon as it is practicable, and in any event by December 18, 2002.

(c)  Exhibits

99.1	Press Release, dated October 1, 2002, of Airspan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS, INC

By:	/s/ PETER ARONSTAM
Peter Aronstam Senior Vice President and Chief Financial Officer

Dated: October 17, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release, dated October 1, 2002, of Airspan